UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2014

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

MASSACHUSETTS
  (State or other jurisdiction of incorporation)

0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of principal executive offices)	(Zip Code)

(508) 230-1828
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 29, 2014, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with various accredited investors (the “Purchasers” and each, a “Purchaser”), pursuant to which the Company sold an aggregate of 4,875 units for a purchase price of $250.00 per unit (the “Purchase Price”), or an aggregate Purchase Price of $1,218,750.  This is the second tranche of a $1.5 million private placement (the “Private Placement”) previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 12, 2013, which is incorporated by reference herein. The Purchasers in the second tranche of the Private Placement consisted of certain existing and new investors in the Company, as well as all of the members of the Company’s Board of Directors.

The Private Placement was originally expected to raise $1.5 million and close on or before January 31, 2014.  On January 29, 2014, the Company’s Board of Directors voted to increase the subscription amount of the Private Placement by $718,750.  The Board of Directors also voted to extend the Private Placement until February 28, 2014.  Together with the initial tranche of $1,000,000 that closed on December 12, 2013, the total consideration received by the Company in the Private Placement is $2,218,750, which is comprised of $1,398,044 in cash and $820,706 from the conversion of outstanding indebtedness and Board of Director fees. One or more additional tranches in the Private Placement may close on or before February 28, 2014.

Each unit purchased in the second tranche (the “Unit”) consists of (i) one share of Series K Convertible Preferred Stock, par value $0.01 per share (the “Series K Convertible Preferred Stock”), convertible into 1,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) and (ii) a warrant to purchase 500 shares of Common Stock at an exercise price equal to $0.3125 per share, with a term expiring on January 29, 2017 ( the “Warrant”).

Series K Convertible Preferred Stock

Dividends.  From and after the date of issuance of any shares of Series K Convertible Preferred Stock and until the earlier of the first anniversary of such date, the voluntary conversion of any shares of Series K Convertible Preferred Stock, or the date of any mandatory conversion of the Series K Convertible Preferred Stock, dividends will accrue on each share of Series K Convertible Preferred Stock at an annual rate of (i) four percent (4%) of the Purchase Price on those shares of Series K Convertible Preferred Stock purchased from the Company pursuant to the Securities Purchase Agreement by an individual purchaser who purchased from the Company shares of Series K Convertible Preferred Stock with an aggregate Purchase Price of less than $250,000, and (ii) six percent (6%) of the Purchase Price on those shares of Series K Convertible Preferred Stock purchased from the Company pursuant to the Securities Purchase Agreement by an individual purchaser who purchased shares of Series K Convertible Preferred Stock with an aggregate Purchase Price of at least $250,000.  Dividends accruing on the Series K Convertible Preferred Stock shall accrue from day to day until the earlier of the first anniversary of the date of issuance of such shares of Series K Convertible Stock, the voluntary conversion of any shares of Series K Convertible Preferred Stock, or the date of any mandatory conversion of the Series K Convertible Preferred Stock, and shall be paid, as applicable, within fifteen (15) days of the first anniversary of the original issue date of the Series K Convertible Preferred Stock, within five (5) days of the voluntary conversion of shares of the Series K Convertible Preferred Stock, or within five (5) days of the mandatory conversion of shares of the Series K Convertible Preferred Stock. The Company may pay accrued dividends on the Series K Convertible Preferred Stock in cash or, in the sole discretion of the Board of Directors of the Company, in shares of its Common Stock in accordance with a specified formula.

Voluntary Conversion.  Each share of Series K Convertible Preferred Stock is convertible into 1,000 shares of Common Stock at the option of the holder on or after the six-month anniversary of the issuance of such share, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions (the “Conversion Ratio”). Unless waived under certain circumstances by the holder of Series K Convertible Preferred Stock, such holder’s shares of Series K Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Mandatory Conversion.  Each outstanding share of Series K Convertible Preferred Stock will be automatically converted into shares of the Common Stock at the Conversion Ratio, subject to the Series K Blocker, if: (i) upon Six (6) months after the Closing or thereafter, the Common Stock trades on the OTC Stock Market (or any other national market) at a per share price equal to at least Two times (2x) the lowest Purchase Price paid (on a Common Stock equivalent basis) by any Investor in the Series K Private Placement for Seven (7) out of Ten (10) consecutive trading days with an average daily volume over that 10-day period of at least Fifty Thousand (50,000) shares; or (ii) upon the First Anniversary of the Closing, unless such conversion would cause the holder to exceed beneficial ownership threshold levels, as set forth in the Series K Blocker, or (iii) upon a registered public offering by the Company at a per share price equal to at least Two times (2x) the lowest Purchase Price paid (on a Common Stock equivalent basis), with gross proceeds to the Company of at least Two Million Five Hundred Thousand Dollars ($2,500,000).

Voting Rights.  The holders of Series K Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), except as required by law.

Series K Blocker. Blocker provisions with Five Percent (5%), Ten Percent (10%), Fifteen Percent (15%) and Twenty Percent (20%) beneficial ownership thresholds will apply to the conversion rights of the Series K Convertible Preferred Stock.

Warrants

The Warrants issued in the second tranche of the Private Placement have an exercise price equal to $0.3125 per share, with a term expiring on January 29, 2017.  Warrants issued in subsequent closings will have an exercise price equal to one hundred and twenty five percent of the common stock equivalent purchase price for units issued in the respective closing.  The Warrants also permit the holder to conduct a “cashless exercise” at any time the holder of the Warrant is an affiliate of the Company.  The exercise price and/or number of shares issuable upon exercise of the Warrants will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations, as set forth in the Warrants.

Subject to the terms and conditions of the Warrants, at any time commencing six months from the closing date of the sale of Units under the Securities Purchase Agreement the Company has the right to call the Warrants for cancellation if the volume weighted average price of its Common Stock on the OTC QB Market (or other primary trading market or exchange on which the Common Stock is then traded) equals or exceeds three times the per share exercise price of the Warrants for either (i) 10 consecutive trading days or (ii) 15 out of 25 consecutive trading days.

This description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed in the Registration Rights Agreement (the “Registration Rights Agreement”) that, if, at any time one year after the applicable closing date, the Company files a Registration Statement relating to an offering of equity securities of the Company (the “Registration Statement”), subject to certain exceptions, including a Registration Statement relating solely to an offering or sale of securities having an aggregate public offering price of less than $5,000,000, the Company shall include in the Registration Statement the resale of the shares of Common Stock underlying the Warrants.  Shares of Common Stock issued upon conversion of Series K Convertible Preferred Stock or in payment of the dividend on the Series K Convertible Preferred Stock will not be registered and will not be subject to registration rights.  This right is subject to customary conditions and procedures.

This description of the Securities Purchase Agreement, Series K Convertible Preferred Stock, Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to exhibits 4.1, 3.1, 4.2 and 4.3, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2013.

Item 3.02    Unregistered Sales of Equity Securities.

The sale of the Units described in Item 1.01 of this Current Report on Form 8-K were issued and sold in the Private Placement without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act. The Company based such reliance upon representations made by each Purchaser of Units, including, but not limited to, representations as to the Purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the Purchaser’s investment intent. The Units were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D). The Units, the shares of Series K Convertible Preferred Stock, the Warrants comprising the Units and the shares of Common Stock issuable upon conversion of the shares of Series K Convertible Preferred Stock and exercise of the Warrants, may not be re-offered or sold absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended(1)
4.1	Form of Securities Purchase Agreement(1)
4.2	Form of Warrant(1)
4.3	Registration Rights Agreement(1)

(1)  Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2013.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K regarding the Company’s intentions, hopes, beliefs, expectations, or predictions of the future are “forward-looking”' statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements include statements regarding the anticipated aggregate purchase price for the Private Placement and that one or more additional tranches in the Private Placement may close on or before February 28, 2014.  These statements are based upon the Company’s current expectations, forecasts, and assumptions that are subject to risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements.  These risks, uncertainties, and other factors include, but are not limited to: possible difficulties or delays in the implementation of the Company’s strategies that may adversely affect the Company’s continued and expanded commercialization of its patented pressure cycling technology (“PCT”) based product line; changes in customer’s needs and technological innovations; and the Company’s sales force and distribution network may not be successful in selling the Company’s PCT product line because scientists may not perceive the advantages of PCT over other sample preparation methods.  Additional risks and uncertainties that could cause actual results to differ materially from those indicated by these forward-looking statements are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other reports filed by the Company from time to time with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any of the information included in this Current Report on Form 8-K, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Date: February 4, 2014	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
Chief Executive Officer